UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 2)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 18, 2008
AMERICAN INTERNATIONAL GROUP, INC.
(Exact name of registrant
as specified in charter)

DELAWARE	1-8787	13-2592361

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
70 Pine Street, New York, New York 10270
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 770-7000
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
     Attached as Exhibit 10.1 to this Form 8-K/A is the Shortfall Agreement, dated as of November 25, 2008, and as amended as of December 18, 2008 (the “Amended Shortfall Agreement”), between Maiden Lane III LLC and AIG Financial Products Corp., with certain portions of Schedule A redacted.
     AIG is also providing below supplemental information derived from Schedule A to the Amended Shortfall Agreement regarding the aggregate notional value, aggregate total collateral posted and aggregate negative mark to market with respect to the credit default swaps relating to multi-sector collateralized debt obligations entered into with each of the counterparties listed in Schedule A to the Amended Shortfall Agreement (or in certain cases, the entities that sponsored, were related to or otherwise benefited through, the counterparties listed in Schedule A to the Amended Shortfall Agreement).

			Aggregate
	Aggregate	Aggregate Total	Negative
Institution	Notional Value	Collateral Posted	Mark to Market
Deutsche Bank	$8,518,356,966	$5,715,341,619	$3,644,691,001
Landesbank Baden-Wuerttemberg (George Quay)	$89,034,985	$0	$40,937,631
Wachovia	$926,335,734	$164,607,606	$404,018,461
Calyon	$4,323,637,555	$3,128,037,164	$2,413,600,219
Rabobank	$649,590,459	$336,620,199	$362,881,964
Goldman Sachs	$13,978,535,327	$8,422,666,771	$7,998,529,640
Société Générale	$16,424,803,684	$9,568,581,132	$8,390,548,571
Merrill Lynch	$6,223,719,622	$3,110,396,153	$3,398,791,448
Bank of America	$772,111,117	$267,404,090	$396,835,377
The Royal Bank of Scotland	$1,131,034,073	$624,290,063	$601,061,184
HSBC Bank USA	$155,675,217	$149,724,900	$131,700,553
Deutsche Zentral-Genossenschaftsbank (Coral Purchasing)	$1,795,127,468	$818,267,668	$993,019,847
Dresdner Bank AG (ReMo Finance Inc.)	$398,443,938	$0	$169,597,157
UBS	$3,833,585,715	$1,306,638,258	$1,977,043,626
Barclays (BGI Cash Equivalent Fund II and Barclays)	$1,537,250,236	$889,155,039	$976,019,953
Bank of Montreal	$1,372,477,391	$503,719,529	$644,506,924

Item 9.01.	Financial Statements and Exhibits
     (d) Exhibits

Exhibit Number	Description
10.1
Shortfall Agreement, dated as of November 25, 2008, and as amended as of December 18, 2008, between Maiden Lane III LLC and AIG Financial Products Corp. (portions of the exhibit have been redacted pursuant to a request for confidential treatment)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)
Date: March 16, 2009	By:	/s/ Kathleen E. Shannon
		Name:	Kathleen E. Shannon
		Title:	Senior Vice President and Secretary